POWER OF ATTORNEY
                           FOR EXECUTING SCHEDULE 13DS


     Know all by these presents that the undersigned hereby constitutes and appoints Harold C. Simmons as her true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned Schedule 13Ds and any amendments thereto in accordance with the Securities Exchange Act of 1934, as amended (the "Act"), and the rules thereunder;

         (2) do and perform any and all acts for an on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Schedule 13Ds and any amendments thereto and the timely filing of such with the United States Securities and Exchange Commission and any other authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.


     EXECUTED as of July 26, 2004.




                                       /s/ Annette C. Simmons
                                       -------------------------
                                       Annette C. Simmons